UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2021

Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	RUSHA	Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	RUSHB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On September 13, 2021, Rush Enterprises, Inc. (the “Company”) filed a Form 8-K to disclose that certain subsidiaries of the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of the assets and assume certain liabilities (the “Transaction”) of Summit Truck Group, LLC, a Texas limited liability company, and certain of its subsidiaries and affiliates (collectively, the “Seller”), which assets are currently used in the conduct of commercial vehicle sales, leasing, rental, parts and service business operated by Seller at twenty-four dealership facilities located in Arkansas, Kansas, Mississippi, Missouri, Oklahoma and Kansas (the “Business”).

After discussions with certain of the commercial vehicle manufacturers that the Seller represents and the Seller, it has been determined that the Company will not ultimately acquire the assets of the Business that are located in Oklahoma and Mississippi, which include four full-service dealerships and one service-only facility. Subject to regulatory approval and the satisfaction of the closing conditions set forth in the Purchase Agreement, the Company continues to expect that the Transaction will close during the fourth quarter of 2021 with respect to the nineteen other dealership facilities located in Arkansas, Kansas, Missouri, Tennessee and Texas.

Excluding the assets located at the Oklahoma and Mississippi dealership facilities, the Company estimates that the purchase price for the Business, including goodwill, but excluding any real property, will be approximately $223.0 million (the “Purchase Price”). In connection with the Transaction and excluding the Oklahoma and Mississippi dealership facilities, the Company anticipates purchasing certain real property of the Seller for approximately $60.0 million pursuant to one or more real property purchase agreements. At the closing, the Company anticipates that it will finance approximately $114.0 million of the Purchase Price.

At this time, the Company does not anticipate entering into an amendment of the Purchase Agreement, but it does anticipate assigning all of its rights and obligations with respect to the Seller’s assets located at the Oklahoma and Mississippi dealerships to other entities that are not affiliated with the Company.

Consummation of the Transaction continues to remain subject to the satisfaction or waiver of certain closing conditions including, among other things, (i) the receipt of approval of the Transaction by certain manufacturers the Seller currently represents and Idealease, Inc. and (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In addition, the foregoing description of the Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2021, and is incorporated herein by reference.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations are forward-looking statements. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, failure to obtain, delays in obtaining, or adverse conditions contained in, (i) approval of the Transaction by certain manufacturers the Seller currently represents or Idealease, Inc., (ii) any required regulatory or other approvals, including antitrust approvals, (iii) failure to consummate or a delay in consummating the Transaction for other reasons, and (iv) other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The Company does not intend to update or revise any forward-looking statements unless securities laws require it to do so, and the Company undertakes no obligation to publicly release any revisions to forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1
Asset Purchase Agreement, dated September 7, 2021 (incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K (File No. 000-20797) filed September 13, 2021) https://www.sec.gov/Archives/edgar/data/1012019/000143774921022038/ex_283593.htm

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: October 26, 2021	By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and
Corporate Secretary